UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

WISDOM HOMES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323 Tyler, TX 75708
(Address of principal executive offices) (zip code)

(800) 727-1024
(Registrant's telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets.

Item 3.02 Unregistered Sales of Equity Securities.

JMJ Financial

On July 20, 2015, we issued a $200,000 Convertible Note (the "Note") to JMJ Financial. The Note contains a ten percent (10%) original issue discount, and is to be funded in tranches at the sole discretion of JMJ. The first tranche was for $20,000. The Note has a maturity date of two years from the funding of each tranche and is convertible at the lesser of $0.02 or 60% of the lowest trade price in the 25 trading days before conversion. Each tranche is subject to a one-time interest charge of 12% 90 days after its funding. The Note can be prepaid by us only during the first 90 days following the issuance of each funding tranche. The purchase and sale of the Note closed on July 23, 2015, the date that the purchase price was delivered to us.

 The issuance of the Note was exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	$200,000 Convertible Note

2

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wisdom Homes of America, Inc.

Dated: July 23, 2015	By:	/s/ James Pakulis
James Pakulis
	Its:	President and Chief Executive Officer